EXHIBIT (n)(1)

                       FORM OF AMENDED MULTIPLE CLASS PLAN

                                FORM OF AMENDED
                              MULTIPLE CLASS PLAN
                                 FOR BB&T FUNDS

         This constitutes a MULTIPLE CLASS PLAN (the "Plan") of the BB&T Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the "1940 Act"). The Plan describes each class of the Trust's units of beneficial interest offered by one or more series of the Trust (each a "Fund" and collectively the "Funds").

         WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its current and future investors; and

         WHEREAS, the Board of Trustees of the Trust (the "Board of Trustees"), including a majority of the Trustees who are not "interested persons" of the Trust, as such term is defined by the 1940 Act, mindful of the requirements imposed by Rule 18f-3(d) under the 1940 Act, has determined to adopt this Plan to enable the Funds to provide appropriate services to certain designated classes of shareholders of the Funds;

         NOW, THEREFORE, the Trust designates the Plan as follows:

         1. Designation of Classes. The Trust shall offer its units of beneficial interest ("Shares") in four classes: Trust Shares, Class A Shares, Class B Shares, and Class C Shares.

         2. Purchases. Class A, Class B, and Class C Shares are distributed to the general public pursuant to procedures outlined in the Trust's Registration Statement. Trust Shares may be purchased through procedures established by the distributor in connection with the requirements of fiduciary, advisory, agency, custodial and other similar accounts maintained by or on behalf of Customers of BB&T Financial Corporation or one of its affiliates, as outlined in the Trust's Registration Statement. Class A, Class B, and Class C Shares are subject to a minimum initial purchase amount. A minimum initial purchase amount does not apply to purchases of Trust Shares.

         3. Shareholder Services. Class A, Class B, and Class C Shareholders may make automatic investments in a Fund from their bank accounts. Class A Shareholders may also make regular exchanges and redemptions of Class A Shares. These services are not offered to Shareholders of Trust Shares.

         4. Sales Charges.

Trust Shares

         Trust Shares are not subject to a sales charge at the time of purchase or upon redemption.

Class A Shares

         Class A Shares, except Class A Shares of any money market funds, are subject to a sales charge at the time of purchase. The sales charge is based on a percentage of the offering price and may vary based on the amount of purchase. Sales charges may be waived in accordance with the current Registration Statement.

Class B Shares

         If a Shareholder redeems Class B Shares prior to the sixth anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge computed in accordance with the Trust's prospectus.

Class C Shares

         If a Shareholder redeems Class C Shares prior to the first anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge computed in accordance with the current prospectus.

         5. Distribution and Shareholder Services Fee.

Trust Shares

         Trust Shares are not subject to a distribution and shareholder services fee.

Class A Shares

         Class A Shares are subject to a distribution and shareholder services fee assessed in accordance with the distribution and shareholder services plan adopted by the Trust (the "Plan") (the "A Share Fee").

Class B and Class C Shares

         Class B and Class C Shares of the Fund also are subject to a distribution and shareholder services fee assessed in accordance with the Plan ("B and C Share Fee"). The A Share Fee is lower than the B and C Share Fee.

         6. Exchanges

Trust Shares

         Trust Shares of a Fund may be exchanged for Trust Shares of another Fund. Trust Shares may also be exchanged for Class A Shares, if the Shareholder ceases to be eligible to purchase Trust Shares. Trust Shares may not be exchanged for Class B or Class C Shares.

Class A

         Class A Shares may be exchanged for Class A Shares of another Fund. Class A Shares may not be exchanged for Class B or Class C Shares and may be exchanged for Trust Shares only if the Shareholder becomes eligible to purchase Trust Shares.

Class B Shares

         Class B Shares of a Fund may be exchanged for Class B Shares of another Fund. Class B Shares may not be exchanged for Class A or Class C Shares and may be exchanged for Trust Shares only if the Shareholder becomes eligible to purchase Trust Shares.

Class C Shares

         Class C Shares of a fund may be exchanged for Class C Shares of another fund. Class C Shares may not be exchanged for Class A or Class B Shares and may only be exchanged for Trust Shares only if the Shareholder becomes eligible to purchase Trust Shares.

         7. Conversions Class B Shares are the only Class of Shares with conversion rights. Class B Shares which have been outstanding for the period ending eight years after the end of the month in which the Shares were purchased will automatically convert to Class A Shares. Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee, or other charge.

         8. Redemptions. Class A Shares and Trust Shares generally may be redeemed without charge. Class B and Class C Shares may be subject to a Contingent Deferred Sales Charge as outlined in Section 5. Moreover, any share redeemed within 30 days of purchase may be assessed a redemption fee of 2%.

         9. Voting Rights. Each Share held entitles the Shareholder of record to one vote. Each Fund will vote separately on matters relating solely to that Fund. Each class of a Fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class. However, all Fund Shareholders will have equal voting rights on matters that affect all Fund Shareholders equally.

         10. Expense Allocation. Each class shall pay the expenses associated with its different distribution and shareholder services arrangement. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund.

         11. Dividends. The amount of dividends payable on Trust Shares may be more than the dividends payable on Class A, Class B, or Class C Shares because of the A Share Fee and the B and C Share Fee charged to Class A, Class B, and Class C Shares, respectively, pursuant to the Plan. The amount of dividends payable on Class A Shares may be more than that payable on Class B or Class C Shares because of the higher B and C Share Fee charged to Class B and Class C Shares pursuant to the Plan.

         12. Termination and Amendment. This Plan may be terminated or amended pursuant to the requirement of Rule 18f-3(d) under the 1940 Act.

         13. The names "BB&T Funds" and "Trustees of BB&T Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated October 1, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of BB&T Funds entered into in the name or on behalf thereof by any of the Trust, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

Adopted by the Board of Trustees on September 21, 1995, as amended January 26, 2004.

                                                                      Dated: ___

                                    FORM OF
                                   EXHIBIT A
                           to the Multiple Class Plan
                           adopted September 21, 1995

                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                                  Trust Shares

         Each of the portfolios of the BB&T Funds (the "Trust") set forth below shall be covered by the Multiple Class Plan adopted by the Trust and to which this Exhibit is attached with respect to the Class A Shares, the Class B Shares, the Class C Shares, and the Trust Shares of such portfolio as indicated:

Large Company Value Fund         Mid Cap Value Fund
          Class A Shares                Class A Shares
          Class B Shares                Class B Shares
          Class C Shares                Class C Shares
          Trust Shares                  Trust Shares

Balanced Fund                    Mid Cap Growth Fund
          Class A Shares                Class A Shares
          Class B Shares                Class B Shares
          Class C Shares                Class C Shares
          Trust Shares                  Trust Shares

Large Company Growth Fund        Short U.S. Government
          Class A Shares          Income Fund
          Class B Shares                Class A Shares
          Class C Shares                Trust Shares
          Trust Shares

Small Company Value Fund         Special Opportunities
          Class A Shares          Equity Fund
          Class B Shares                Class A Shares
          Class C Shares                Class B Shares
          Trust Shares                  Class C Share
                                        Trust Shares

                                 Intermediate U.S.
Small Company Growth Fund         Government Bond Fund

          Class A Shares                Class A Shares
          Class B Shares                Class B Shares
          Class C Shares                Class C Shares
          Trust Shares                  Trust Shares

International Equity Fund        Georgia Intermediate
          Class A Shares          Tax-Free Fund
          Class B Shares                Class A Shares
          Class C Shares                Trust Shares
          Trust Shares

Intermediate Corporate           North Carolina Intermediate
 Bond Fund                        Tax-Free Fund

          Class A Shares                Class A Shares
          Class B Shares                Trust Shares
          Class C Shares
          Trust Shares           South Carolina Intermediate
                                  Tax-Free Fund

Virginia Intermediate                   Class A Shares
 Tax-Free Fund                          Trust Shares
          Class A Shares

          Trust Shares           West Virginia Intermediate
                                  Tax-Free Fund

Prime Money Market Fund                 Class A Shares
          Class A Shares                Trust Shares
          Class B Share
          Trust Shares           Kentucky Intermediate
                                        Class A Shares
                                        Trust Shares

Capital Manager Conservative
 Growth Fund                     Maryland Intermediate
          Class A Shares          Tax-Free Fund
          Class B Shares                Class Shares
          Class C Shares                Trust Shares
          Trust Shares

                                 U.S. Treasury Money
Capital Manager Growth Fund       Market Fund

          Class A Shares                Class A Shares
          Class B Shares                Class B Shares
          Class C Shares                Trust Shares
          Trust Shares

Capital Manager Moderate         Capital Manager
 Growth Fund                     Aggressive Growth Fund
          Class A Shares                Class A Shares
          Class B Shares                Class B Shares
          Class C Shares                Class C Shares
          Trust Shares                  Trust Shares

          BB&T FUNDS                    BISYS FUND SERVICES
                                                   LIMITED PARTNERSHIP

          By:_______________________    By:  BISYS Fund Services, Inc
                                                      General Partner

          Title:____________________    By:________________________

                                        Title:______________________